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                                                                    EXHIBIT 11.1

                                   IL FORNAIO

                       CALCULATION OF NET INCOME PER SHARE
                                   (unaudited)


                                                                    THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                              ------------------------------          ------------------------------
                                                               JUNE 28,             JUNE 29,           JUNE 28,            JUNE 29,
                                                                 1998                 1997               1998                1997
                                                              ----------          ----------          ----------          ----------
Net income available to common stockholders                   $1,005,000          $  778,000          $1,854,000          $1,305,000
Basic EPS
    Weighted average shares outstanding                        5,904,430           4,554,485           5,867,504           4,565,013
                                                              ----------          ----------          ----------          ----------
    Net income per share-Basic                                $     0.17          $     0.17          $     0.32          $     0.29
                                                              ==========          ==========          ==========          ==========
Diluted EPS
    Weighted average shares outstanding                        5,904,430           4,554,485           5,867,504           4,565,013
    Add: dilutive stock options                                  502,813             184,029             524,804             184,029
                                                              ----------          ----------          ----------          ----------
    Total                                                      6,407,243           4,738,514           6,392,308           4,749,042
                                                              ----------          ----------          ----------          ----------
    Net income per share-Diluted                              $     0.16          $     0.16          $     0.29          $     0.28
                                                              ==========          ==========          ==========          ==========
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